                                                                 Page: 1 of 5
                                                                   EXHIBIT 21

Subsidiaries of Lehman Brothers Holdings Inc.


COMPANY                                                 PLACE OF INCORPORATION
------------------------------------------------------------------------------
72nd Street Premises, Inc.                              Delaware
ALI Inc.                                                Delaware
Americal GP Corp.                                       Delaware
American Entertainment Depositary Corp.                 Delaware
American Entertainment Depositary Corp. II              Delaware
ASAS Investment Company                                 Delaware
Asesoria Empresarial ICC, S.A. de C.V.                  Mexico
Banque Lehman Brothers S.A.                             France
BBC Land Company                                        Georgia
Boulevard Investors, Inc.                               Delaware
Boulevard Real Estate Corp.                             Delaware
Broad OK Corp.                                          Delaware
Burlington Investors Inc.                               Delaware
CA Claremont Associates Inc.                            Delaware
CA Claremont Inc.                                       Delaware
CA Victory Assignor Corp.                               Delaware
CA Victory Inc.                                         Delaware
CA Village Green Inc.                                   California
Cable Income Services Inc.                              Delaware
Canyon Terrace Inc.                                     Delaware
Casitas Associates, Inc.                                California
CG California Commercial Landing Inc.                   Delaware
CG Realty Funding Inc.                                  Delaware
CG Zero Coupon Depositary Corp.                         Delaware
Client Account Protection Insurance Company             Vermont
Cobex Realty Inc.                                       Texas
Consolidated Real Property Corp.                        Nevada
Creekside Inc.                                          Delaware
Crescent Gardens Inc.                                   Delaware
DA Group Holdings Inc.                                  Delaware
DAG Group Inc.                                          Delaware
DAG Lending Corp.                                       Delaware
DAG Realty Brokerage Inc.                               New York
Diogenes Holdings Inc.                                  Delaware
Diogenes Investments Ltd.                               Bermuda
Diogenes Management Company Inc.                        Delaware
E.H.P. Depositary Corp.                                 Delaware
F & J Fruit Orchard Limited                             Delaware
Fiduciaria Lehman Brothers SPA Societa di
  Intermediazione Mobiliare                             Italy
First Dallas Associates Inc.                            Delaware
Freedom GP Inc.                                         Delaware
GA Wildwood I Inc.                                      Georgia
Grass Valley/Marguerite, Inc.                           California
Heritage Park II Inc.                                   Delaware
Heritage Park Inc.                                      Delaware
HillCreste Properties Inc.                              Delaware
Hollywood Partners Inc.                                 Delaware
Indian Oaks Inc.                                        Delaware

                                                                    Page: 2 of 5

                          CAD REPORTS FOR SECRETARIAT
User: ebannon             PLACE OF INCORPORATION (10K)
Parameters: Company = Lehman Brothers Holdings Inc.


COMPANY                                                   PLACE OF INCORPORATION
--------------------------------------------------------------------------------
PAMCO (No. 2) Limited                                     United Kingdom
PAMCO (UK) Limited                                        United Kingdom
PAMI Nominee Corporation                                  Delaware
Panagora Asset Management Limited                         United Kingdom
PDF86 Depositary Corp.                                    Delaware
Platform Finance Limited                                  United Kingdom
Platform Home Loans Limited                               United Kingdom
Platform Home Mortgage Securities No. 1 Plc               United Kingdom
Platform Home Mortgage Securities No. 2 Plc               United Kingdom
Platform Home Mortgage Securities No. 4 Limited           United Kingdom
Platform Investments                                      England
Platform Mortgage                                         United Kingdom
Playa Blanca Inc.                                         Delaware
Prime Depositary Corp.                                    Delaware
Principal Growth Depositary Corp.                         Delaware
Principal Growth Mortgage Investors Depositary Corp.      Delaware
Principal Growth Realty Funding, Inc.                     Delaware
Principal Growth Realty Management Inc.                   Delaware
Promathaus GP Inc.                                        Delaware
Promathaus II Inc.                                        Delaware
Property Asset Management Inc.                            Delaware
RAIA Depositary Corp.                                     Delaware
Raintree GP Inc.                                          Delaware
Regional Malls Depositary Corp.                           Delaware
Regional Malls Inc.                                       Delaware
Research Partners Inc.                                    Washington
Rock Hill Investors, Inc.                                 Delaware
Rock Hill Real Estate, Inc.                               Delaware
Senior Income Depositary, Inc.                            Delaware
Seton Property Corp.                                      Delaware
Sharpstown Center Inc.                                    New York
SM4 Real Estate Investors, Inc.                           Texas
SM7 Apartment Investors Inc.                              Texas
South Cobb Land Inc.                                      Georgia
Stamford Real Estate Corporation                          Delaware
Stamford Towers Depositary Corp.                          Delaware
Stamford Towers Inc.                                      Delaware
Storage Inc.                                              Delaware
Sun Distributors, Inc.                                    Pennsylvania
Texas Self Storage Inc.                                   Texas
Tower Investors, Inc.                                     Delaware
Tower Real Estate Corporation                             Delaware
Trans Orbital Sciences Inc.                               Delaware
Union Square Depositary Corp.                             Delaware
Walnut Grove GP Corp.                                     Delaware
Warner Center Inc.                                        Delaware
Warner Center/MGP Inc.                                    Delaware
Warren Atlantic Inc.                                      Delaware

                                                                    Page: 3 of 5

                          CAD REPORTS FOR SECRETARIAT
                          PLACE OF INCORPORATION (10K)

Parameters: Company = Lehman Brothers Holdings Inc.


COMPANY                                                 PLACE OF INCORPORATION
------------------------------------------------------------------------------
Lehman Brothers Pera Cable Inc.                         Delaware
Lehman Brothers Pera Inc.                               Delaware
Lehman Brothers Power Inc.                              Delaware
Lehman Brothers Realty Corp.                            Delaware
Lehman Brothers Services SMC                            France
Lehman Brothers South Asia Limited                      Hong Kong
Lehman Brothers SpA Societa Di Intermediazione
  Mobilare                                              Italy
Lehman Brothers TB Inc.                                 Delaware
Lehman Brothers Treasury Co. B.V.                       The Netherlands
Lehman Brothers Trust Company                           New York
Lehman Brothers Trustees S.A.                           Switzerland
Lehman Brothers U.K. Holdings (Delaware) Inc.           Delaware
Lehman Brothers UK Holdings Ltd.                        Delaware
Lehman Brothers UK Holdings Ltd.                        England
Lehman Brothers Verwatungs-und
  Beteiligungsgesellschaft mbH                          Germany
Lehman Brothers/FW Inc.                                 Delaware
Lehman Brothers/MBGP Inc.                               Delaware
Lehman Brothers/MBLP Inc.                               Delaware
Lehman Brothers/Rosecliff Inc.                          Delaware
Lehman Housing Capital Inc.                             Delaware
Lehman Investments Inc.                                 Delaware
Lehman JFK MM Inc.                                      Delaware
Lehman JFK Non-MM Inc.                                  Delaware
Lehman Lending Corp.                                    Delaware
Lehman Ltd I Inc.                                       Delaware
Lehman Management Company (Ireland) Limited             Ireland
Lehman Structured Assets Inc.                           Delaware
Lehman Tax Credit Advisor Inc.                          Delaware
Lehman/SDI Inc.                                         Delaware
Liberty GP III Inc.                                     Delaware
LIBRO Holdings I Inc.                                   Delaware
LIBRO Holdings II Inc.                                  Delaware
Lowell Investors Inc.                                   Delaware
Lowell Real Estate Corp.                                Delaware
Malibu Canyon Inc.                                      Delaware
Manhattan Beach Commercial Properties III
  Depositary Inc.                                       Delaware
Manhattan Beach Commercial Properties III Inc.          Delaware
Medical Office Properties Depositary Inc.               Delaware
Medical Office Properties Inc.                          Delaware
Mossel Nominees Limited                                 United Kingdom
Midwest Centers Depositary Inc.                         Delaware
Morgan Drive Property Co.                               Delaware
MTGCO Inc.                                              Delaware
NGP Inc.                                                Delaware
NJ Atlantic Inc.                                        Delaware
NJ Somerset Inc.                                        Delaware
Novacorp Realty/GP Inc.                                 Canada
Pacific Village Inc.                                    Delaware



                                                                  Page: 4 of 5
02/27/97 2:09 PM          CAD REPORTS FOR SECRETARIAT
User: ebennon             PLACE OF INCORPORATION (10K)

Parameters: Company - Lehman Brothers Holdings Inc.

COMPANY                                                 PLACE OF INCORPORATION
------------------------------------------------------------------------------
Industrial Holdings Corporation                         New York
J & F Apple Corporation                                 Delaware
Jackson Capital Inc.                                    Delaware
L Ram I, Inc.                                           Delaware
L Ram II, Inc.                                          Delaware
La Jolla GP Inc.                                        Delaware
Laurel Capital Growth Investors Corporation             Delaware
Laurel Centre Depositary Corp.                          Delaware
LB Energy Inc.                                          Delaware
LB Funding Corp. II                                     Delaware
LB/MMG Inc.                                             Delaware
LBAC Holdings I Inc.                                    Delaware
LBAC Holdings II Inc.                                   Delaware
LBTS1, Inc.                                             Delaware
LBTS2, Inc.                                             Delaware
Lehman Brothers (Luxembourg) S.A.                       Luxembourg
Lehman Brothers (Taiwan) Ltd.                           Taiwan
Lehman Brothers (Thailand) Limited                      Thailand
Lehman Brothers Argentina S.A.                          Argentina
Lehman Brothers Asia Capital Company                    Hong Kong
Lehman Brothers Asset Trading Inc.                      Delaware
Lehman Brothers Bankhaus Aktiengesellschaft             Germany
Lehman Brothers Canada Inc.                             New Brunswick
Lehman Brothers Capital GmbH                            Germany
Lehman Brothers Commercial Corporation                  Delaware
Lehman Brothers Commercial Corporation Asia Limited     Hong Kong
Lehman Brothers Commodities Far East Inc.               Delaware
Lehman Brothers do Brasil Ltda                          Brazil
Lehman Brothers EBS Limited                             United Kingdom
Lehman Brothers Finance S.A.                            Switzerland
Lehman Brothers Futures Asia Limited                    Hong Kong
Lehman Brothers Futures Asset Management Corp.          Delaware
Lehman Brothers Gilts Ltd.                              United Kingdom
Lehman Brothers Global Asset Management Inc.            Delaware
Lehman Brothers Global Finance Limited                  United Kingdom
Lehman Brothers Global Managers Inc.                    Delaware
Lehman Brothers Holdings Inc.                           Delaware
Lehman Brothers Holdings Plc                            United Kingdom
Lehman Brothers Inc.                                    Delaware
Lehman Brothers International (Europe)                  United Kingdom
Lehman Brothers International Investments Inc.          Delaware
Lehman Brothers International S.A.                      Spain
Lehman Brothers International S.P.A.                    Italy
Lehman Brothers Investments PTE Limited                 Singapore
Lehman Brothers Japan Inc.                              Delaware
Lehman Brothers Limited                                 United Kingdom
Lehman Brothers Merchant Banking Advisors Inc.          Delaware
Lehman Brothers Nominees Limited                        United Kingdom


                                                                   Page: 5 of 5

02/27/97  2:09 PM          CAD REPORTS FOR SECRETARIAT

USER: EBENNON              PLACE OF INCORPORATION (10K)

PARAMETERS: COMPANY = LEHMAN BROTHERS HOLDINGS INC.

COMPANY                                         PLACE OF INCORPORATION
-------------------------------------------------------------------------------
Warren/GP Corp.                                 Delaware
Wellington-Medford III Properties, Inc.         Massachusetts
Winter Garden, Inc.                             Delaware
Working Interest Inc.                           Delaware

        Company Total:      196